Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS

ITASCA, IL, January 28, 2014 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter and year ended December 31, 2013. A printer-friendly format and supplemental quarterly data is available at www.ajg.com. For a description of the non-GAAP measures used to report financial results in this earnings release, please see “Information Regarding Non-GAAP Measures” beginning on page 7.

“We had an excellent quarter to finish an outstanding year, and we are well positioned for 2014,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “In the fourth quarter, our combined Brokerage and Risk Management segments posted 18% growth in adjusted total revenues, 6.2% organic growth in commission and fee revenues, 22% growth in adjusted EBITDAC and adjusted EBITDAC margin improved by 71 basis points.”

•	Our Brokerage segment had a terrific quarter. Adjusted total revenues were up 22%, base organic commission and fee revenues grew 5.8%, adjusted EBITDAC was up 28% and adjusted EBITDAC margin was up 110 basis points. For the year, adjusted total revenues were up 18%, base organic commission and fee revenues grew 5.6%, adjusted EBITDAC was up 23% and adjusted EBITDAC margin was up 110 basis points.

•	Our Risk Management segment had an excellent organic growth quarter of 7.3%, yet adjusted EBITDAC margin of 14.3% fell slightly short of our fourth quarter target of 15.8%, almost entirely due to adverse medical plan severity. For the year, adjusted total revenues were up 8%, organic fees grew 9.3%, adjusted EBITDAC was up 6%. Adjusted EBITDAC margin of 15.8% nearly matched our forecasted target of 16% for the year.

•	Our acquisition program finished strong and our integration efforts are on track. During the fourth quarter, the Brokerage segment completed another 13 acquisitions with annualized revenues of $193.5 million bringing the count for the year to 30 with annualized revenues of $369.9 million. The Risk Management segment also closed a claim portfolio transfer from an insurance company, and going forward we will be their preferred administrator for certain claims. This transaction should generate another $12 to $15 million of annualized revenues for this segment. We are extremely pleased to welcome all of our new merger partners and associates to the growing family of Gallagher professionals.

•	As a result of our acquisition program and subsequent centralization efforts, during the fourth quarter we took actions to consolidate our management ranks and related support staff, mostly in our international operations. As a result, pretax charges in the Brokerage and Risk Management segments totaled $6.6 million and $1.5 million, respectively and should generate annual workforce cost savings of $9.0 million and $2.3 million, respectively.

•	Our clean energy investments had an outstanding quarter, exceeding our forecast. For the year, they generated $63.7 million of after tax earnings, which was nearly double that of 2012.

•	We are comfortable with the current rate environment. Stable rates with carriers quoting individual lines and covers based on rational and informed underwriting continues to bode well for us. In this rate environment, our professionals can create solutions based on our deep industry knowledge, access the right markets and demonstrate our high-quality service offering.

•	We are increasingly optimistic about the recovering economy in the US and in the UK. We are hearing our clients speak more of growth and opportunity than we have in years.

“Finally, I am thrilled with the dozens of awards and recognitions we are receiving for our impeccable culture, our high-quality service, and our excellence in leadership and talent development. All of these demonstrate that our unique culture is thriving and most importantly, we are delivering valuable solutions to our clients and prospects.”

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The following provides non-GAAP information that management believes is helpful when comparing 2013 revenues, EBITDAC and diluted net earnings per share with the same period in 2012:

Quarter Ended December 31

							Diluted Net
	Revenues			EBITDAC			Earnings Per Share
Segment	4th Q 13	4th Q 12	Chg	4th Q 13	4th Q 12	Chg	4th Q 13	4th Q 12
	(in millions)			(in millions)
Brokerage, as adjusted	$590.8	$485.5	22%	$133.1	$103.7	28%	$0.41	$0.35
Gains on book sales	1.9	2.5		1.9	2.5		0.01	0.01
Acquisition integration	—	—		(6.8)	(7.0)		(0.03)	(0.04)
Workforce & lease termination	—	—		(6.6)	(9.7)		(0.03)	(0.05)
Acquisition related adjustments	—	—		—	—		0.01	—
Levelized foreign currency translation	—	1.1		—	(0.4)		—	—
Effective income tax rate impact	—	—		—	—		0.01	(0.02)

Brokerage, as reported	592.7	489.1		121.6	89.1		0.38	0.25

Risk Management, as adjusted	151.5	143.8	5%	21.6	23.0	-6%	0.07	0.09
New Zealand earthquake claims administration	—	1.0		—	—		—	—
Workforce & lease termination	—	—		(1.5)	(2.6)		(0.01)	(0.01)
South Australia and claim portfolio transfer ramp up	—	—		(1.2)	(2.1)		—	(0.01)

Risk Management, as reported	151.5	144.8		18.9	18.3		0.06	0.07

Total Brokerage & Risk Management, as reported	744.2	633.9		140.5	107.4		0.44	0.32
Corporate, as reported	146.0	39.3		(26.8)	(12.0)		0.01	(0.05)

Total Company, as reported	$890.2	$673.2		$113.7	$95.4		$0.45	$0.27

Total Brokerage & Risk Management, as adjusted	$742.3	$629.3	18%	$154.7	$126.7	22%	$0.48	$0.44

Year Ended December 31

							Diluted Net
	Revenues			EBITDAC			Earnings Per Share
Segment	Year 13	Year 12	Chg	Year 13	Year 12	Chg	Year 13	Year 12
	(in millions)			(in millions)
Brokerage, as adjusted	$2,139.1	$1,816.2	18%	$510.7	$414.2	23%	$1.65	$1.43
Gains on book sales	5.2	3.9		5.2	3.9		0.03	0.02
Acquisition integration	—	—		(24.1)	(19.3)		(0.11)	(0.10)
Workforce & lease termination	—	—		(7.8)	(14.4)		(0.04)	(0.07)
Acquisition related adjustments	—	—		—	—		0.04	—
Levelized foreign currency translation	—	7.5		—	(1.1)		—	(0.01)

Brokerage, as reported	2,144.3	1,827.6		484.0	383.3		1.57	1.27

Risk Management, as adjusted	609.5	563.1	8%	96.1	90.3	6%	0.36	0.36
New Zealand earthquake claims administration	0.1	8.6		—	1.5		—	0.01
Workforce & lease termination	—	—		(1.7)	(2.7)		(0.01)	(0.01)
South Australia and claim portfolio transfer ramp up	1.4	—		0.1	(2.1)		—	(0.01)

Risk Management, as reported	611.0	571.7		94.5	87.0		0.35	0.35

Total Brokerage & Risk Management, as reported	2,755.3	2,399.3		578.5	470.3		1.92	1.62
Corporate, as reported	424.3	121.0		(73.6)	(38.2)		0.14	(0.03)

Total Company, as reported	$3,179.6	$2,520.3		$504.9	$432.1		$2.06	$1.59

Total Brokerage & Risk Management, as adjusted	$2,748.6	$2,379.3	16%	$606.8	$504.5	20%	$2.01	$1.79

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Brokerage Segment Fourth Quarter Highlights - The following tables provide non-GAAP information that management believes is helpful when comparing certain 2013 financial information with the same periods in 2012 (in millions):

Organic Revenues (non-GAAP)		4th Q 13	4th Q 12	Year 13	Year 12
Base Commissions and Fees
Commissions as reported		$426.3	$339.8	$1,553.1	$1,302.5
Fees as reported		130.0	121.8	450.5	403.2
Less commissions and fees from acquisitions		(72.1)	—	(216.8)	—
Less disposed of operations		—	(3.2)	—	(6.2)
Levelized foreign currency translation		—	(0.9)	—	(6.7)

Organic base commissions and fees		$484.2	$457.5	$1,786.8	$1,692.8

Organic change in base commissions and fees		5.8%	5.2%	5.6%	4.4%

Supplemental Commissions
Supplemental commissions as reported		$23.9	$17.6	$77.3	$67.9
Less supplemental commissions from acquisitions		(2.1)	—	(5.4)	—

Organic supplemental commissions		$21.8	$17.6	$71.9	$67.9

Organic change in supplemental commissions		23.9%	9.4%	5.9%	3.3%

Contingent Commissions
Contingent commissions as reported		$8.6	$5.9	$52.1	$42.9
Less contingent commissions from acquisitions		(1.0)	—	(8.8)	—

Organic contingent commissions		$7.6	$5.9	$43.3	$42.9

Organic change in contingent commissions		28.8%	54.3%	0.9%	-1.1%

Adjusted Compensation Expense and Ratio (non-GAAP)		4th Q 13	4th Q 12	Year 13	Year 12
Reported amounts		$370.1	$316.9	$1,290.4	$1,131.6
Acquisition integration		(4.5)	(6.1)	(10.9)	(13.2)
Workforce and lease termination related charges		(6.6)	(9.0)	(7.7)	(13.7)
Levelized foreign currency translation		—	(0.4)	—	(5.4)

Adjusted amounts		$359.0	$301.4	$1,271.8	$1,099.3

Adjusted ratios using adjusted revenues on page 2	*	60.8%	62.1%	59.5%	60.5%

*	Adjusted fourth quarter compensation expense ratio was 1.3 pts lower than the same period in 2012. This ratio was primarily impacted by workforce reductions of 0.7 pts and lower incentive compensation of 0.6 pts.

Adjusted Operating Expense and Ratio (non-GAAP)		4th Q 13	4th Q 12	Year 13	Year 12
Reported amounts		$101.0	$83.1	$369.9	$312.7
Acquisition integration		(2.3)	(0.9)	(13.2)	(6.1)
Workforce and lease termination related charges		—	(0.7)	(0.1)	(0.7)
Levelized foreign currency translation		—	(1.1)	—	(3.2)

Adjusted amounts		$98.7	$80.4	$356.6	$302.7

Adjusted ratios using adjusted revenues on page 2	*	16.7%	16.6%	16.7%	16.7%

*	Adjusted fourth quarter operating expense ratio was 0.1 pts higher than the same period in 2012. Expense components were generally consistent with the prior period.

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Brokerage Segment Fourth Quarter Highlights (continued)

Adjusted EBITDAC (non-GAAP)	4th Q 13	4th Q 12	Year 13	Year 12
Total EBITDAC - see page 9 for computation	$121.6	$89.1	$484.0	$383.3
Gains from books of business sales	(1.9)	(2.5)	(5.2)	(3.9)
Acquisition integration *	6.8	7.0	24.1	19.3
Workforce and lease termination related charges	6.6	9.7	7.8	14.4
Levelized foreign currency translation	—	0.4	—	1.1

Adjusted EBITDAC	$133.1	$103.7	$510.7	$414.2

Adjusted EBITDAC change	28.4%	18.7%	23.3%	21.2%

Adjusted EBITDAC margin	22.5%	21.4%	23.9%	22.8%

*	Acquisition integration - During the fourth quarter 2013, integration costs related to the acquisitions of Bollinger and Giles totaled $4.1 million and $2.7 million, respectively. These costs were primarily related to the on-boarding of over 1,600 employees, communication conversion costs, and related performance compensation. Integration costs in 2012 relate to the Heath Lambert acquisition only.

The following is a summary of brokerage acquisition activity for 2013 and 2012:

	4th Q 13	4th Q 12	Year 13	Year 12
Shares issued for acquisitions and earnouts	1,743,000	470,000	5,181,000	7,792,000
Number of acquisitions closed	13	21	30	58
Annualized revenues acquired (in millions)	$193.5	$75.9	$369.9	$231.3

Risk Management Segment Fourth Quarter Highlights - The following tables provide non-GAAP information that management believes is helpful when comparing certain 2013 financial information with the same periods in 2012 (in millions):

Organic Revenues (Non-GAAP)	4th Q 13	4th Q 12	Year 13	Year 12
Fees	$147.6	$138.6	$589.0	$550.3
International performance bonus fees	3.3	5.3	20.0	18.2

Fees as reported	150.9	143.9	609.0	568.5
Less fees from acquisitions	—	—	(2.7)	—
Less South Australia ramp up fees	—	—	(1.4)	—
Less New Zealand earthquake claims administration	—	(1.0)	(0.1)	(8.6)
Levelized foreign currency translation	—	(2.2)	—	(6.3)

Organic fees	$150.9	$140.7	$604.8	$553.6

Organic change in fees	7.3%	3.4%	9.3%	6.4%

Adjusted Compensation Expense and Ratio (non-GAAP)		4th Q 13	4th Q 12	Year 13	Year 12
Reported amounts		$97.0	$90.7	$370.5	$347.0
New Zealand earthquake claims administration		—	(0.8)	—	(5.5)
South Australia and claim portfolio transfer ramp up costs		(1.2)	(1.5)	(1.2)	(1.5)
Workforce and lease termination related charges		(1.5)	(2.4)	(1.7)	(2.5)

Adjusted amounts		$94.3	$86.0	$367.6	$337.5

Adjusted ratios using adjusted revenues on page 2	*	62.2%	59.8%	60.3%	59.9%

*	Adjusted fourth quarter compensation expense ratio was 2.4 pts higher than the same period in 2012. This ratio was primarily impacted by increased salaries of 1.6 pts and employee benefits of 1.0 pts, partially offset by decreased incentive compensation of 0.4 pts.

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Risk Management Segment Fourth Quarter Highlights (continued)

Adjusted Operating Expense and Ratio (non-GAAP)		4th Q 13	4th Q 12	Year 13	Year 12
Reported amounts		$35.6	$35.8	$146.0	$137.7
New Zealand earthquake claims administration		—	(0.2)	(0.1)	(1.6)
South Australia and claim portfolio transfer ramp up costs		—	(0.6)	(0.1)	(0.6)
Workforce and lease termination related charges		—	(0.2)	—	(0.2)

Adjusted amounts		$35.6	$34.8	$145.8	$135.3

Adjusted ratios using adjusted revenues on page 2	*	23.5%	24.2%	23.9%	24.0%

*	Adjusted fourth quarter operating expense ratio was 0.7 pts lower than the same period in 2012. This ratio was primarily impacted by savings in real estate, banking fees and office supplies of 2.0 pts, partially offset by increased professional fees associated with client-centric service enhancements of 1.0 pts.

Adjusted EBITDAC (non-GAAP)	4th Q 13	4th Q 12	Year 13	Year 12
Total EBITDAC - see page 9 for computation	$18.9	$18.3	$94.5	$87.0
New Zealand earthquake claims administration	—	—	—	(1.5)
South Australia and claim portfolio transfer ramp up costs	1.2	2.1	(0.1)	2.1
Workforce and lease termination related charges	1.5	2.6	1.7	2.7

Adjusted EBITDAC	$21.6	$23.0	$96.1	$90.3

Adjusted EBITDAC change	-6.1%	6.5%	6.4%	10.9%

Adjusted EBITDAC margin	14.3%	16.0%	15.8%	16.0%

Corporate Segment Fourth Quarter Highlights - The following table provides non-GAAP information that management believes is helpful when comparing 2013 operating results for the Corporate Segment with the same periods in 2012 (in millions):

	2013			2012
	Pretax	Income	Net	Pretax	Income	Net
	Earnings	Tax	Earnings	Earnings	Tax	Earnings
	(Loss)	Benefit	(Loss)	(Loss)	Benefit	(Loss)
4th Quarter
Interest and banking costs	$(14.5)	$5.8	$(8.7)	$(11.6)	$4.7	$(6.9)
Clean energy investments	(15.5)	31.3	15.8	(5.7)	6.8	1.1
Acquisition costs	(6.2)	1.5	(4.7)	(3.3)	0.1	(3.2)
Corporate	(5.5)	3.9	(1.6)	(2.5)	4.6	2.1

	$(41.7)	$42.5	$0.8	$(23.1)	$16.2	$(6.9)

Year
Interest and banking costs	$(53.0)	$21.2	$(31.8)	$(46.1)	$18.4	$(27.7)
Clean energy investments	(49.3)	113.0	63.7	(17.3)	50.0	32.7
Acquisition costs	(5.6)	0.2	(5.4)	(7.1)	0.7	(6.4)
Corporate	(18.7)	9.8	(8.9)	(11.4)	9.5	(1.9)

	$(126.6)	$144.2	$17.6	$(81.9)	$78.6	$(3.3)

Debt, interest and banking - At December 31, 2013, Gallagher had $925.0 million of long-term borrowings and $530.5 million of short-term borrowings under its line of credit facility. As previously announced, Gallagher has entered into a note purchase agreement for a private placement of $600 million of senior unsecured notes, which is expected to fund on February 27, 2014. Proceeds will be used primarily to pay down its line of credit facility.

At-the-market equity program - Gallagher previously announced on November 20, 2013, that it had established an at-the-market equity program under which it may sell up to $200 million of its common stock through Morgan Stanley & Co. LLC as sales agent. During the fourth quarter 2013, Gallagher sold 91,572 shares of its common stock under the program at a weighted average price of $47.41 per share, resulting in net proceeds to Gallagher, after sales commissions, of approximately $4.3 million.

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Corporate Segment Fourth Quarter Highlights (continued)

Clean energy investments - The following provides certain information related to Gallagher’s investments in limited liability companies that own 34 clean coal production plants, which produce refined coal using proprietary technologies owned by Chem-Mod. We believe that the production and sale of refined coal at these plants qualifies to receive refined coal tax credits under IRC Section 45 through 2019 for the fourteen 2009 Era Plants and through 2021 for the twenty 2011 Era Plants. The underlying operations of those investments where Gallagher has a controlling ownership interest are consolidated.

		Gallagher’s Portion of Estimated
		Additional
	Gallagher’s	Required	Ultimate
	Tax-Effected	Tax-Effected	Annual
	Book Value At	Capital	After-tax
($ in millions)	Dec 31, 2013	Investment	Earnings *
Investments that own 2009 Era Plants
12 Under long-term production contracts	$10.3	$2.0	$23.0
2 In negotiations for long-term production contracts	0.7	Not Estimable	Not Estimable
Investments that own 2011 Era Plants
16 Under long-term production contracts	34.8	1.6	73.5
4 In negotiations for long-term production contracts	1.4	Not Estimable	Not Estimable

*	Reflects management’s current best estimate of the ultimate future potential annual after-tax earnings based on production estimates from the host utilities. However, host utilities do not consistently utilize the refined fuel plants at ultimate production levels due to seasonal electricity demand, as well as many operational, regulatory and environmental compliance reasons.

Gallagher’s investment in Chem-Mod generates royalty income from clean energy plants owned by those limited liability companies in which it invests as well as refined coal production plants owned by other unrelated parties. Based on current production estimates provided by licensees, Chem-Mod could generate for Gallagher approximately $3.6 million of net after-tax earnings per quarter.

All estimates set forth above regarding the potential future earnings impact of our clean energy investments are subject to significant risks. Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for a more detailed discussion of these and other factors that could impact the information above.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions. In fourth quarter 2013, this line also includes a net $0.4 million after-tax fair value loss related to three foreign currency derivative investment contracts Gallagher executed in third quarter in connection with the signing of the agreement to acquire The Giles Group of Companies. These contracts were designed to hedge a portion of the GBP denominated purchase price consideration of this acquisition.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments as if those segments were computing income tax provisions on a separate company basis. Gallagher historically has reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 37% to 39% in both its Brokerage and Risk Management segments. Gallagher’s consolidated effective tax rate for the years ended December 31, 2013 and 2012 was 2.2% and 20.5%, respectively. Gallagher’s tax rate for year ended December 31, 2013 was lower than the statutory rate and was lower than 2012 due to the amount of IRC Section 45 tax credits earned in 2013 compared to 2012.

Webcast Conference Call

Gallagher will host a webcast conference call on Wednesday, January 29, 2014 at 9: 15 a.m. ET/8:15 a.m. CT. To listen to this call, please go to www.ajg.com. The call will be available for replay at such website for not less than 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 24 countries and offers client-service capabilities in more than 140 countries around the world through a network of correspondent brokers and consultants.

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Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding (i) the amount of, and potential uses for, investment returns generated by Gallagher’s clean energy investments; (ii) our corporate income tax rate; (iii) anticipated future results or performance of any segment or the Company as a whole (including recent new business wins in the Risk Management segment and the Giles acquisition); (iv) anticipated cost savings from workforce reductions; (v) the premium rate environment; (vi) the economic environment; and (vii) anticipated funding under a note purchase agreement.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

•	Risks and uncertainties related to Gallagher’s clean energy investments including uncertainties related to political and regulatory risks, including potential actions by Congress or challenges by the IRS eliminating or reducing the availability of tax credits under IRC Section 45 retroactively and/or going forward; the ability to maintain and find co-investors; the potential for divergent business objectives by co-investors and other stakeholders; plant operational risks, including supply-chain risks; utilities’ future use of, or demand for, coal; the market price of coal; the costs of moving a clean coal plant; intellectual property risks; and environmental risks - all could impact (i) and (ii) above; and

•	Changes in worldwide and national economic conditions (including an economic downturn due to a U.S. government shutdown or default and uncertainty regarding the European debt crisis), changes in premium rates and in insurance markets generally and changes in the insurance brokerage industry’s competitive landscape - all could impact (iii) - (vii) above.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments, adjusted revenues, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue measures for each operating segment. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. Gallagher’s industry peers may provide similar supplemental non-GAAP information related to organic revenues and EBITDAC, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

Adjusted presentation - Gallagher believes that the adjusted presentations of the current and prior year information, presented in this earnings release, provides stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period.

•	Adjusted revenues and expenses - Gallagher defines these measures as revenues, compensation expense and operating expense, respectively, each adjusted to exclude net gains realized from sales of books of business, acquisition integration costs, New Zealand earthquake claims administration, South Australia and claim portfolio transfer ramp up fees/costs, workforce related charges, lease termination related charges, acquisition related adjustments and the impact of foreign currency translation, as applicable. Integration costs include costs related to transactions not expected to occur on an ongoing basis in the future once we fully assimilate the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

•	Adjusted ratios - Adjusted compensation expense ratio and adjusted operating expense ratio are defined as adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

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Earnings Measures - Gallagher believes that each of EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin and diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments, as defined below, provides a meaningful representation of its operating performance. Gallagher considers EBITDAC and EBITDAC margin as a way to measure financial performance on an ongoing basis. Adjusted EBITDAC, adjusted EBITDAC margin and diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments are presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•	EBITDAC - Gallagher defines this measure as net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables.

•	EBITDAC margin - Gallagher defines this measure as EBITDAC divided by total revenues.

•	Adjusted EBITDAC - Gallagher defines this measure as EBITDAC adjusted to exclude net gains realized from sales of books of business, acquisition integration costs, workforce related charges, lease termination related charges, New Zealand earthquake claims administration costs, South Australia and claim portfolio transfer ramp up fees/costs, acquisition related adjustments and the period-over-period impact of foreign currency translation, as applicable.

•	Adjusted EBITDAC margin - Gallagher defines this measure as adjusted EBITDAC divided by total adjusted revenues (defined above).

•	Diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments - Gallagher defines this measure as net earnings adjusted to exclude the after-tax impact of net gains realized from sales of books of business, acquisition integration costs, New Zealand earthquake claims administration, South Australia and claim portfolio transfer ramp up fees/costs, the impact of foreign currency translation, workforce related charges, lease termination related charges, acquisition related adjustments and effective income tax rate impact divided by diluted weighted average shares outstanding. The effective income tax rate impact represents the difference in income tax expense for tax amounts derived using the actual effective tax rate compared to tax amounts derived using a normalized effective tax rate.

Organic Revenues - For the Brokerage segment, organic change in base commission and fee revenues excludes the first twelve months of net commission and fee revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, change in organic growth excludes the impact of supplemental commission and contingent commission revenues and the period-over-period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same periods in the prior year. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions accounted for as purchases and the fee revenues related to operations disposed of in each year presented. In addition, change in organic growth excludes the impact of South Australia ramp up fees, New Zealand earthquake claims administration and the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or are due to the limited-time nature of these revenue sources.

These revenue items are excluded from organic revenues in order to determine a comparable measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this measure allows readers of our financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on page 9), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on page 2), for organic revenue measures (on pages 3 and 4, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 4 and 5, respectively, for the Brokerage and Risk Management segments). Reported compensation and operating expense ratios can be found in the supplemental quarterly data available at www.ajg.com.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 4th Qtr and Year Ended December 31,

(Unaudited - in millions except per share, percentage and workforce data)

	4th Q Ended Dec 31, 2013	4th Q Ended Dec 31, 2012	Year Ended Dec 31, 2013	Year Ended Dec 31, 2012
Brokerage Segment
Commissions	$426.3	$339.8	$1,553.1	$1,302.5
Fees	130.0	121.8	450.5	403.2
Supplemental commissions	23.9	17.6	77.3	67.9
Contingent commissions	8.6	5.9	52.1	42.9
Investment income and gains realized on books of business sales	3.9	4.0	11.3	11.1

Revenues	592.7	489.1	2,144.3	1,827.6

Compensation	370.1	316.9	1,290.4	1,131.6
Operating	101.0	83.1	369.9	312.7
Depreciation	9.0	6.4	31.1	24.7
Amortization	34.5	25.1	122.7	96.2
Change in estimated acquisition earnout payables	1.0	2.6	2.6	3.6

Expenses	515.6	434.1	1,816.7	1,568.8

Earnings before income taxes	77.1	55.0	327.6	258.8
Provision for income taxes	26.6	23.5	122.8	103.0

Net earnings	$50.5	$31.5	$204.8	$155.8

EBITDAC
Net earnings	$50.5	$31.5	$204.8	$155.8
Provision for income taxes	26.6	23.5	122.8	103.0
Depreciation	9.0	6.4	31.1	24.7
Amortization	34.5	25.1	122.7	96.2
Change in estimated acquisition earnout payables	1.0	2.6	2.6	3.6

EBITDAC	$121.6	$89.1	$484.0	$383.3

	4th Q Ended Dec 31, 2013	4th Q Ended Dec 31, 2012	Year Ended Dec 31, 2013	Year Ended Dec 31, 2012
Risk Management Segment
Fees	$150.9	$143.9	$609.0	$568.5
Investment income	0.6	0.9	2.0	3.2

Revenues	151.5	144.8	611.0	571.7

Compensation	97.0	90.7	370.5	347.0
Operating	35.6	35.8	146.0	137.7
Depreciation	5.2	4.2	19.4	16.0
Amortization	0.6	0.8	2.5	2.8
Change in estimated acquisition earnout payables	(0.8)	(0.2)	(0.9)	(0.2)

Expenses	137.6	131.3	537.5	503.3

Earnings before income taxes	13.9	13.5	73.5	68.4
Provision for income taxes	5.2	4.6	27.3	25.9

Net earnings	$8.7	$8.9	$46.2	$42.5

EBITDAC
Net earnings	$8.7	$8.9	$46.2	$42.5
Provision for income taxes	5.2	4.6	27.3	25.9
Depreciation	5.2	4.2	19.4	16.0
Amortization	0.6	0.8	2.5	2.8
Change in estimated acquisition earnout payables	(0.8)	(0.2)	(0.9)	(0.2)

EBITDAC	$18.9	$18.3	$94.5	$87.0

	4th Q Ended Dec 31, 2013	4th Q Ended Dec 31, 2012	Year Ended Dec 31, 2013	Year Ended Dec 31, 2012
Corporate Segment
Revenues from consolidated clean coal facilities	$141.9	$32.7	$387.1	$98.0
Royalty income from clean coal licenses	8.8	8.5	32.0	27.6
Loss from unconsolidated clean coal facilities	(2.3)	(1.9)	(6.6)	(6.0)
Other net revenues	(2.4)	—	11.8	1.4

Revenues	146.0	39.3	424.3	121.0

Cost of revenues from consolidated clean coal facilities	155.7	37.2	437.3	111.6
Compensation	6.0	3.4	24.1	14.8
Operating	11.1	10.7	36.5	32.8
Interest	13.9	10.9	50.1	43.0
Depreciation	1.0	0.2	2.9	0.7

Expenses	187.7	62.4	550.9	202.9

Loss before income taxes	(41.7)	(23.1)	(126.6)	(81.9)
Benefit for income taxes	(42.5)	(16.2)	(144.2)	(78.6)

Net earnings	$0.8	$(6.9)	$17.6	$(3.3)

EBITDAC
Net earnings	$0.8	$(6.9)	$17.6	$(3.3)
Benefit for income taxes	(42.5)	(16.2)	(144.2)	(78.6)
Interest	13.9	10.9	50.1	43.0
Depreciation	1.0	0.2	2.9	0.7

EBITDAC	$(26.8)	$(12.0)	$(73.6)	$(38.2)

See “Information Regarding Non-GAAP Measures” on page 7 of 11.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 4th Qtr and Year Ended December 31,

(Unaudited - in millions except share and per share data)

	4th Q Ended Dec 31, 2013	4th Q Ended Dec 31, 2012	Year Ended Dec 31, 2013	Year Ended Dec 31, 2012
Total Company
Commissions	$426.3	$339.8	$1,553.1	$1,302.5
Fees	280.9	265.7	1,059.5	971.7
Supplemental commissions	23.9	17.6	77.3	67.9
Contingent commissions	8.6	5.9	52.1	42.9
Investment income and gains realized on books of business sales	4.5	4.9	13.3	14.3
Revenues from clean coal activities	148.4	39.3	412.5	119.6
Other net revenues - Corporate	(2.4)	—	11.8	1.4

Revenues	890.2	673.2	3,179.6	2,520.3

Compensation	473.1	411.0	1,685.0	1,493.4
Operating	147.7	129.6	552.4	483.2
Cost of revenues from clean coal activities	155.7	37.2	437.3	111.6
Interest	13.9	10.9	50.1	43.0
Depreciation	15.2	10.8	53.4	41.4
Amortization	35.1	25.9	125.2	99.0
Change in estimated acquisition earnout payables	0.2	2.4	1.7	3.4

Expenses	840.9	627.8	2,905.1	2,275.0

Earnings before income taxes	49.3	45.4	274.5	245.3
Provision (benefit) for income taxes	(10.7)	11.9	5.9	50.3

Net earnings	$60.0	$33.5	$268.6	$195.0

Diluted net earnings per share	$0.45	$0.27	$2.06	$1.59

Dividends declared per share	$0.35	$0.34	$1.40	$1.36

EBITDAC
Net earnings	$60.0	$33.5	$268.6	$195.0
Provision (benefit) for income taxes	(10.7)	11.9	5.9	50.3
Interest	13.9	10.9	50.1	43.0
Depreciation	15.2	10.8	53.4	41.4
Amortization	35.1	25.9	125.2	99.0
Change in estimated acquisition earnout payables	0.2	2.4	1.7	3.4

EBITDAC	$113.7	$95.4	$504.9	$432.1

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Dec 31, 2013	Dec 31, 2012
Cash and cash equivalents	$298.1	$302.1
Restricted cash	1,027.4	851.6
Premiums and fees receivable	1,288.8	1,096.1
Other current assets	261.3	179.7

Total current assets	2,875.6	2,429.5
Fixed assets - net	160.4	105.4
Deferred income taxes	279.8	251.8
Other noncurrent assets	320.7	283.3
Goodwill - net	2,145.2	1,472.7
Amortizable intangible assets - net	1,078.8	809.6

Total assets	$6,860.5	$5,352.3

Premiums payable to insurance and reinsurance companies	$2,154.7	$1,819.7
Accrued compensation and other accrued liabilities	370.6	306.7
Unearned fees	84.5	70.6
Other current liabilities	44.5	36.9
Corporate related borrowings - current	630.5	129.0

Total current liabilities	3,284.8	2,362.9
Corporate related borrowings - noncurrent	825.0	725.0
Other noncurrent liabilities	665.2	605.8

Total liabilities	4,775.0	3,693.7

Stockholders’ equity:
Common stock - issued and outstanding	133.6	125.6
Capital in excess of par value	1,358.1	1,055.4
Retained earnings	596.4	510.4
Accumulated other comprehensive loss	(2.6)	(32.8)

Total stockholders’ equity	2,085.5	1,658.6

Total liabilities and stockholders’ equity	$6,860.5	$5,352.3

See “Information Regarding Non-GAAP Measures” on page 7 of 11.

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Arthur J. Gallagher & Co.

Other Information and Notes

(Unaudited - data is rounded where indicated)

	4th Q Ended Dec 31, 2013	4th Q Ended Dec 31, 2012	Year Ended Dec 31, 2013	Year Ended Dec 31, 2012
OTHER INFORMATION
Basic weighted average shares outstanding (000s)	132,334	124,941	128,894	121,018
Diluted weighted average shares outstanding (000s)	133,990	126,315	130,467	122,478
Common shares repurchased (000s)	—	20	—	82
Common shares issued for acquisitions and earnouts (000s)	1,743	470	5,181	7,792
Number of acquisitions closed	14	22	31	60
Annualized revenues acquired (in millions)	$207.5	$76.2	$383.9	$231.7
Workforce at end of period (includes acquisitions):
Brokerage			11,193	9,002
Risk Management			4,806	4,390
Total Company			16,336	13,707

Contact: Marsha Akin

Director - Investor Relations

630-285-3501 or marsha_akin@ajg.com

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